EXHIBIT 1.1

MARKWEST ENERGY PARTNERS, L.P.

3,500,000 COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS

UNDERWRITING AGREEMENT

July 8, 2011

July 8, 2011

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036;

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013;

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152;

And

RBC Capital Markets, LLC

Three World Financial Center, 200 Vesey Street

8th Floor

New York, NY 10281-8098

Ladies and Gentlemen:

MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule I (the “Underwriters”) attached to this underwriting agreement (this “Agreement”) an aggregate of 3,500,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”).  The Partnership also proposes to issue and sell to the Underwriters not more than an additional 525,000 Common Units (the “Additional Units” and together with the Firm Units, the “Units”) if and to the extent the Underwriters shall have determined to exercise the right to purchase such Additional Units granted to the Underwriters pursuant to Section 2 of this Agreement

The Partnership owns all of the outstanding capital stock of MarkWest Hydrocarbon, Inc., a Delaware corporation (“MarkWest Hydrocarbon”), and a 1% limited liability company interest in MarkWest Energy GP, L.L.C., a Delaware limited liability company (“MarkWest Energy GP”), which serves as the sole general partner of the Partnership.  MarkWest Hydrocarbon owns the remaining outstanding limited liability company interests in MarkWest Energy GP.  The Partnership conducts its business through MarkWest Energy Operating Company, L.L.C., a Delaware limited liability company (the “Operating Company” and, together with the Partnership, the “MarkWest Parties”), as well as through the other entities identified on Exhibit 21.1 of the Partnership’s annual report on Form 10-K for the year ended December 31, 2010 (the Operating Company and such other entities other than MarkWest Energy Finance Corporation, a Delaware corporation (“Finance Corp”), are collectively referred to herein as the “Subsidiaries”).  The Partnership and the Subsidiaries are collectively referred to as the “MarkWest Entities.”

1.     Representations and Warranties of the MarkWest Parties.  The MarkWest Parties jointly and severally represent and warrant to and agree with the Underwriters that:

(a)           Registration Statement, Preliminary Prospectus and Prospectus.  A Registration Statement on Form S-3 (File No. 333-164323), relating to securities to be issued from time to time by the Partnership, including the Units (as amended as of the Effective Date, including any Preliminary Prospectus or the Prospectus and all exhibits thereto, the “Registration Statement”) (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act.  Copies of the Registration Statement and any amendment thereto have been delivered by the Partnership to the Underwriters.  As used in this Agreement:

(i)            “Applicable Time” means 8:00 a.m., New York City time, on July 8, 2011, which the Underwriters have informed the Partnership and its counsel is a time prior to the first sale of the Units;

(ii)           “Effective Date” means any date as of which any part of the Registration Statement became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii)          “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units;

(iv)          “Preliminary Prospectus” means any preliminary prospectus relating to the Units included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Units;

(v)           “Pricing Disclosure Package” means, as of the Applicable Time, (i) the most recent Preliminary Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule II hereto, (iii) the additional information identified on Schedule II hereto and (iv) any other Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations; and

(vi)          “Prospectus” means the final prospectus relating to the Units included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any prospectus supplement thereto relating to the Units.

Any reference to the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the latest Effective Date of the Registration Statement, as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, or in the case of the Pricing Disclosure Package, as of the Applicable Time.  Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to or on the date hereof).  Any reference to any amendment or supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of the Registration Statement, Preliminary Prospectus or Prospectus, as the case may be, and incorporated by reference in the Registration Statement, such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement, as such annual report may be amended or modified.  The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.  The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b)           Use of Form S-3.  The Partnership meets the requirements for use of Form S-3 under the Securities Act.  As of the Effective Date and the date of this Agreement, the Partnership met, and as of the applicable Closing Date (as defined below), the Partnership will meet, the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992.  Without limiting the generality of the foregoing, as of such dates, the Partnership has been or will be timely in meeting its reporting obligations under the Exchange Act during the immediately preceding 12 months and has or will have an aggregate market capitalization held by non-affiliates of greater than $150 million.  The Partnership is not an “ineligible issuer” in connection with the offering of the Units pursuant to Rules 164, 405 and 433 under the Securities Act.  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose have been instituted or are pending before or, to the knowledge of the Partnership, threatened by the Commission.  The Partnership has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information.

(c)           Status as “Well-Known Seasoned Issuer.”  The Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163, a “well-known seasoned issuer” (as defined in Rule 405).  The Partnership was not, at the earliest time after the filing of the Registration Statement at which the Partnership or another offering participant made a bona fide offer relating to the Units, an “ineligible issuer” (as defined in Rule 405).

(d)           Registration Statement Conforms to Requirements of Securities Act.  The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Closing Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations.  The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Closing Date to the requirements of the Securities Act and the Rules and Regulations.  The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the Rules and Regulations.

(e)           No Omissions or Material Misstatements in Registration Statement.  The Registration Statement did not, as of its most recent Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriters specifically for inclusion therein.

(f)            No Omissions or Material Misstatements in Prospectus.  The Prospectus will not, as of its date and on the applicable Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein.

(g)           No Omissions or Material Misstatements in Documents Incorporated by Reference.  The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)           No Omissions or Material Misstatements in Pricing Disclosure Package.  The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein.

(i)            No Omissions or Material Misstatements in Free Writing Prospectus. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from any Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations) in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter specifically for inclusion therein.

(j)            Free Writing Prospectus Conforms to Requirements of Securities Act.  Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations.  The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Underwriters.  The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations.  The Partnership filed the Registration Statement before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 of the Securities Act.  The Partnership has taken all actions necessary so that any road show (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations.

(k)           Formation and Due Qualification of the Partnership.  The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) with full partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Pricing Disclosure Package and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, (i) have a material adverse effect on the business, prospects, financial condition or results of operations of the MarkWest Entities, taken as a whole (“Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l)            Formation and Due Qualification of the Subsidiaries.  Each of the Subsidiaries (other than Bright Star Partnership, a Texas general partnership (“Bright Star”), and Wirth Gathering, an Oklahoma general partnership (“Wirth Gathering”)) has been duly formed and is validly existing in good standing as a corporation or limited liability company, as the case may be, under the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”), the Texas Limited Liability Company Act (the “Texas LLC Act”), the Michigan Limited Liability Company Act (the “Michigan LLC Act”) or the Oklahoma Limited Liability Company Act (the “Oklahoma LLC Act”), as applicable. Each of Bright Star and Wirth Gathering has been duly formed and is validly existing as a general partnership under the laws of the State of Texas and the State of Oklahoma, respectively.  Each Subsidiary has full corporate, limited liability company or partnership power, as the case may be, and authority to own or lease its properties and to conduct its business, in each case in all material respects as described in the Pricing Disclosure Package and the Prospectus.  Each Subsidiary is duly registered or qualified as a foreign corporation, limited liability company or partnership, as the case may be, for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure so to register or qualify would not, individually or in the aggregate, have a Material Adverse Effect.

(m)          General Partner of the Partnership.  MarkWest Energy GP is the sole general partner of the Partnership with all necessary limited liability company power and authority to act as the general partner of the Partnership.

(n)           Capitalization of the Partnership.  As of the date hereof and immediately prior to the issuance of Units by the Partnership, the issued and outstanding limited partner interests of the Partnership consist of 75,160,105 Common Units and 22,640,000 Class A Units, as such terms are defined in the Third Amended and Restated Agreement of Limited Partnership of the Partnership (as the same has been and may be amended or restated at or prior to the applicable Closing Date, the “Partnership Agreement”).  All outstanding Common Units and Class A Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Prospectus).  MarkWest Hydrocarbon owns 8,900,000 Class A Units and (ii) MarkWest Energy GP owns 13,740,000 Class A Units, in each case free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except as may arise under the Amended and Restated Credit Agreement dated as of July 1, 2010 (the “Credit Agreement”) among the Partnership, Wells Fargo Bank, National Association, as administrative agent, RBC Capital Markets Corporation, as syndication agent, and the other parties named therein, or as described in the Pricing Disclosure Package and the Prospectus.

(o)           Due Authorization and Valid Issuance of Units.  At the applicable Closing Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(p)           Capitalization of Subsidiaries.  The issued and outstanding membership interests, general partner interests and capital stock, as applicable, of each Subsidiary (i) have been duly authorized and validly issued in accordance with its partnership agreement or limited liability company agreement (collectively with the Partnership Agreement, the “Constituent Agreements”), the certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document (collectively with the Constituent Agreements and the Certificate of Limited Partnership of the Partnership, the “Constituent Documents”), as applicable, (ii) are fully paid (to the extent required under the Constituent Agreements) and (iii) are non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of each of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Sections 2033 and 2035 of the Oklahoma LLC Act, Article 5.09 of the Texas LLC Act or Section 450.4308 of the Michigan LLC Act, as applicable).

(q)           Ownership of the Subsidiaries.  The Partnership directly or indirectly owns the partnership interests, membership interests and capital stock, as applicable, in the Subsidiaries as described in the Pricing Disclosure Package and in the Prospectus, in each case free and clear of all Liens, except as may arise under the Credit Agreement or as described in the Pricing Disclosure Package and the Prospectus.

(r)            No Other Subsidiaries.  Other than equity interests in Finance Corp and equity interests in the Subsidiaries, none of the MarkWest Entities owns, and at the applicable Closing Date, none will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(s)           Preemptive Rights.  Except as may arise under the Credit Agreement or as described in the Pricing Disclosure Package and the Prospectus or in the Constituent Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of capital stock of or partnership or membership interests in any of the MarkWest Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived.  Except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any shares of capital stock of, or partnership or membership interests in, any MarkWest Entity.

(t)            Authority and Authorization.  The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.  At the applicable Closing Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the MarkWest Entities or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units to be sold by the Partnership hereunder and the consummation of the transactions contemplated by this Agreement, shall have been duly and validly taken.

(u)           Underwriting Agreement.  This Agreement has been duly authorized, validly executed and delivered by each of the MarkWest Parties, and constitutes the valid and legally binding agreement of each of the MarkWest Parties.

(v)           Constituent Agreements.  The Constituent Agreements have been duly authorized, executed and delivered by the parties thereto, and are valid and legally binding agreements of such parties, enforceable against such parties in accordance with their respective terms; provided that with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(w)          No Conflicts.  None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, or the consummation by the MarkWest Parties of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of the Constituent Documents of the MarkWest Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the MarkWest Entities or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of any of the MarkWest Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would, individually or in the aggregate, have a Material Adverse Effect.

(x)            No Consents Required.  No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over the MarkWest Entities or any of their respective properties is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder in connection with the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the applicable Closing Date will be, obtained and (iii) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(y)           No Violation or Default.  None of the MarkWest Entities is in (i) violation of its Constituent Documents, as applicable, (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it or (iii) breach, default (or an event that, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation in the case of clause (ii) or (iii) would , if continued, have a Material Adverse Effect or could materially impair the ability of either of the MarkWest Parties to perform their respective obligations under this Agreement.  To the knowledge of the MarkWest Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the MarkWest Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(z)            Conformity of Units.  The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(aa)         Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, which has certified certain financial statements of the Partnership and delivered its opinion with respect to certain audited financial statements and schedules included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), is an independent registered public accounting firm with respect to the Partnership within the meaning of the Securities Act and the Rules and Regulations and the rules of the Public Company Accounting Oversight Board.

(bb)         Financial Statements.  At March 31, 2011, the Partnership would have had, on an actual, as adjusted and as further adjusted basis as indicated in the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein.  The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods to which they apply and have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved, except to the extent disclosed therein.  No other financial statements are required by the Securities Act or the Exchange Act to be included in the Pricing Disclosure Package or the Prospectus. Each “forward-looking statement” included or incorporated by reference in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto), if any, has been made or reaffirmed with a reasonable basis and in good faith.

(cc)                            Statistical and Market Data.  Nothing has come to the attention of the MarkWest Parties that has caused the MarkWest Parties to believe that the statistical and market-related data included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus are not based on or derived from sources that are reliable and accurate in all material respects.

(dd)                          Certain Relationships.  Except as described in the Pricing Disclosure Package and the Prospectus, no relationship, direct or indirect, exists between or among the Partnership, on the one hand, and the directors, officers, unitholders, customers or suppliers of any of the MarkWest Entities, on the other hand, that is required to be described in the Pricing Disclosure Package or the Prospectus that is not so described.

(ee)                            No Material Adverse Change.  Except as disclosed in the Pricing Disclosure Package and the Prospectus, none of the MarkWest Entities has sustained since the date of the latest audited financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein), subsequent to the respective dates as of which such information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein), (i) none of the MarkWest Entities has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions, not in the ordinary course of business, that, individually or in the aggregate, is material to the MarkWest Entities, taken as a whole, (ii) there has not been any material change in the capitalization, or material increase in the short-term debt or long-term debt, of the MarkWest Entities, taken as a whole and (iii) there has not been any material adverse change, or any development involving or that may reasonably be expected to involve, individually or in the aggregate, a prospective material adverse change in or affecting the business, prospects, properties, management, condition (financial or other), partners’ capital, net worth or results of operations of the MarkWest Entities, taken as a whole.

(ff)                                Legal Proceedings; Filing of Exhibits.  There are no legal or governmental proceedings pending or, to the knowledge of the MarkWest Parties, threatened against any of the MarkWest Entities, or to which any of the MarkWest Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Rules and Regulations.

(gg)                          Title to Properties.  The MarkWest Entities have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as owned by the MarkWest Entities, free and clear of all Liens, except such Liens as (i) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the MarkWest Entities, (ii) could not reasonably be expected to have a Material Adverse Effect or (iii) are described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus.

(hh)                          Rights-of-Way.  Each of the MarkWest Entities has such consents, easements, rights-of-way, permits or licenses (collectively, “rights-of-way”) from each person as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances that would not have a Material Adverse Effect and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained, in the Pricing Disclosure Package and the Prospectus, each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

(ii)                                  Permits.  Each of the MarkWest Entities has, or at the applicable Closing Date will have, such permits, consents, licenses, franchises, certificates and authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such permits that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect and except for any permits that are of a routine or administrative nature that are expected in the reasonable judgment of MarkWest Energy GP to be obtained, as necessary, in the ordinary course of business subsequent to the date hereof; each of the MarkWest Entities has fulfilled and performed all its material obligations with respect to such permits that are due to have been fulfilled and performed by such date in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such permits contains any restriction that is materially burdensome to the MarkWest Entities, taken as a whole.

(jj)                                  Books and Records; Accounting Controls.  Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(kk)                            Disclosure Controls and Procedures.  (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) except as described in the Pricing Disclosure Package and the Prospectus, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ll)                                  No Adverse Changes in Internal Controls.  Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries audited by Deloitte & Touche LLP, the Partnership has not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, or any material weaknesses in internal controls except as described in the Pricing Disclosure Package and the Prospectus or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.

(mm)                      Sarbanes-Oxley Act of 2002.  There is and has been no failure on the part of the Partnership or any of the directors or officers of MarkWest Energy GP, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(nn)                          Tax Returns.  Each of the MarkWest Entities has filed (or has obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

(oo)                          Investment Company.  None of the MarkWest Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none of the MarkWest Entities will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(pp)                          Environmental Compliance.  Except as described in the Pricing Disclosure Package and the Prospectus, the MarkWest Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit and (iv) do not have any liability in connection with the release into the environment of any Hazardous Materials (as defined below), except where such noncompliance with Environmental Laws, failure to receive required permits, or failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(qq)                          No Labor Dispute.  No labor dispute with the employees of the MarkWest Entities exists or, to the knowledge of the MarkWest Parties, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

(rr)                                Insurance.  The MarkWest Entities maintain insurance covering the properties, operations, personnel and businesses of the MarkWest Entities against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated.  None of the MarkWest Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the applicable Closing Date.

(ss)                            Litigation.  Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the MarkWest Parties, threatened, to which any of the MarkWest Entities is or may be a party or to which the business or property of any of the MarkWest Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or, to the knowledge of the MarkWest Parties, proposed by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the MarkWest Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably likely to (A) individually or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.

(tt)                                Distribution of Prospectus.  None of the MarkWest Entities has distributed and, prior to the later to occur of (i) any Closing Date and (ii) completion of the distribution of the Firm Units or Additional Units, as the case may be, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, subject to the conditions in Section 1(j) of this Agreement, or other materials, if any, permitted by the Securities Act, including Rule 134 of the Rules and Regulations.

(uu)                          NYSE Listing.  The Units have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(vv)                          No Stabilization.  None of the MarkWest Entities (i) has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which would reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation or (ii) since the initial filing of the Registration Statement, except as contemplated by this Agreement, (A) has sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Common Units or (B) has paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Partnership.

(ww)                      Significant Subsidiaries.  The Partnership has no subsidiaries other than MarkWest Hydrocarbon, the Operating Company, MarkWest Javelina Company, L.L.C., a Texas limited liability company, MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company, MarkWest Energy Appalachia, L.L.C., a Delaware limited liability company, MarkWest Oklahoma Gas Company, L.L.C., an Oklahoma limited liability company (“Oklahoma LLC”), and MarkWest Energy East Texas Gas Company, L.L.C., a Delaware limited liability company (collectively, the “Significant Subsidiaries”), which, individually or considered as a whole, would be deemed to be a significant subsidiary (as such term is defined in Rule 405 under the Securities Act).

(xx)                              No Unlawful Payments.  None of the MarkWest Entities that are, directly or indirectly, wholly owned by the Partnership (including the Partnership, the “Wholly Owned Entities”) nor, any officer or director of the Wholly Owned Entities, nor to the knowledge of the MarkWest Parties, any agent, employee or other person associated with or acting on behalf of any of the Wholly Owned Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption law to which they may be subject or (iv) made, offered, authorized or approved any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; each of the Wholly Owned Entities has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws as are applicable to the MarkWest Entities.

(yy)                          No Restrictions on Subsidiaries. Except as set forth in the Constituent Documents, the First Supplemental Indenture dated as of November 2, 2010 by and among the Partnership, Finance Corp, and the subsidiary guarantors referred to therein, as amended or supplemented, the Second Supplemental Indenture dated as of February 24, 2011 by and among the Partnership, Finance Corp and the guarantors named therein, the Indenture dated July 6, 2006 among the Partnership, Finance Corp and the subsidiary guarantors named therein, as amended and supplemented, the Indenture dated April 15, 2008 among the Partnership, Finance Corp, and the subsidiary guarantors named therein, as amended and supplemented, the Credit Agreement or the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s capital stock or equity interest, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s properties or assets to the Partnership or any other Subsidiary of the Partnership.

(zz)                              Money Laundering Laws. The operations of the Wholly Owned Entities are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Wholly Owned Entities conduct business and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Wholly Owned Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the MarkWest Parties, threatened.

(aaa)                      OFAC. None of the Wholly Owned Entities nor, to the knowledge of the MarkWest Parties, any director, officer, agent, affiliate or employee of the Wholly Owned Entities is currently the subject of sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”). The Wholly Owned Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose by the Wholly Owned Entities of funding or facilitating any activities or business of or with any person or entity, or in any country or territory, that is the subject of sanctions administered by OFAC.

Any certificate signed by any officer of any MarkWest Party and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such MarkWest Party to the Underwriters as to the matters covered thereby.

2.               Agreements to Sell and Purchase.   On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the Firm Units at a purchase price of $46.07 per Unit (the “Purchase Price”), the number of Firm Units (subject to such adjustments to eliminate fractional Common Units as the Underwriters may determine) set forth in Schedule I hereto opposite the name of such Underwriter.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters, severally and not jointly, shall have the right to purchase from the Partnership up to 525,000 Additional Units at the Purchase Price.  Each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Common Units as the Representatives may determine) that bears the same proportion to the total number of Additional Units to be sold on the applicable Closing Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.  The Underwriters may exercise this right in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such Additional Units are to be purchased.  Each purchase date must be at least one business day after such written notice is given and may not be earlier than the Initial Closing Date (as such term is defined in Section 4 hereof) nor later than ten business days after the date of such notice.  Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units.

3.               Public Offering.  The Partnership is advised by the Underwriters that the Underwriters propose to make a public offering of the Firm Units as soon after this Agreement has been executed the Underwriters, in their sole judgment, have determined is advisable and practicable.  The Partnership is further advised by the Underwriters that the Units are to be offered to the public upon the terms set forth in the Prospectus.

4.               Payment and Delivery.  Payment and delivery for the Firm Units shall be made at the office of Vinson & Elkins L.L.P., First City Tower, 1001 Fannin, Suite 2500, Houston, Texas 77002 at 9:00 a.m., Houston time, on July 13, 2011, or at such other location and time on the same or such other date, not later than the fifth business day thereafter, as may be designated in writing by the Underwriters.  The time and date of such payment are hereinafter referred to as the “Initial Closing Date”; each day, if any, that Additional Units are to be purchased is hereinafter referred to as an “Option Closing Date” and the Initial Closing Date and any Option Closing Date are each sometimes referred to as a “Closing Date.”  Delivery of the Units shall be made to the Underwriters for the respective accounts of the several Underwriters against payment by the several Underwriters of the Purchase Price thereof to or upon the order of the Partnership by wire transfer payable in immediately available funds to the account or accounts designated by the Partnership.  Delivery of the Firm Units and the Additional Units shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

Payment for any Additional Units shall be made to the Partnership by wire transfer in immediately available funds to the account or accounts designated by the Partnership on the date specified in the corresponding notice described in Section 2 or at such other location and time on the same or on such other date, in any event not later than the tenth business day thereafter, as may be designated in writing by each Underwriter.

The Firm Units and the Additional Units shall be registered in such names and in such denominations as the Underwriters shall request in writing not later than one full business day prior to the Initial Closing Date or the applicable Option Closing Date, as the case may be, for the account of each Underwriter, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.               Covenants of the MarkWest Parties and the Several Underwriters.  (a) The MarkWest Parties covenant and agree with the Underwriters that:

(i)                                     The Partnership will timely transmit copies of the Prospectus, and any amendments or supplements thereto, to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations.

(ii)                                  The Partnership will deliver to each of the Underwriters and to counsel for the Underwriters (i) a signed copy of the Registration Statement as originally filed, including copies of exhibits thereto, and any amendments and supplements to the Registration Statement and (ii) a signed copy of each consent and certificate included in, or filed as an exhibit to, the Registration Statement as so amended or supplemented; the Partnership will deliver to the Underwriters as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; if there is a post-effective amendment to the Registration Statement that is not effective under the Securities Act, the Partnership will use its best efforts to cause such post-effective amendment to the Registration Statement to become effective as promptly as possible, and it will notify the Underwriters, promptly after it shall receive notice thereof, of the time when the post-effective amendment to the Registration Statement has become effective; the Partnership will promptly advise the Underwriters of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the Commission or any state or other jurisdiction or other regulatory body of any stop order under the Securities Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of the most recent Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Units for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Partnership shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Units; and the Partnership will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

(iii)                               The Partnership will not file any amendment to the Registration Statement, supplement to the Prospectus (or any other prospectus relating to the Units filed pursuant to Rule 424(b) of the Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), or any Preliminary Prospectus or Issuer Free Writing Prospectus of which the Underwriters shall not previously have been advised or to which the Underwriters shall have reasonably objected in writing after being so advised unless the Partnership shall have determined based upon the advice of counsel that such amendment, supplement or other filing is required by law; and the Partnership will promptly notify the Underwriters after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

(iv)                              During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or any dealer, the Partnership will comply, at its own expense, with all requirements imposed by the Securities Act and the Rules and Regulations, so far as necessary, to permit the continuance of sales of or dealing in the Units during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

(v)                                 If, during the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or any dealer, (A) any event relating to or affecting the Partnership or of which the Partnership shall be advised in writing by the Underwriters shall occur as a result of which, in the opinion of the Partnership or counsel for the Underwriters, the Prospectus (or the Pricing Disclosure Package if the Prospectus has not yet been filed pursuant to the Act) as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) it shall be necessary to amend or supplement the Registration Statement or the Prospectus (or the Pricing

Disclosure Package if the Prospectus has not yet been filed pursuant to the Act) to comply with the Securities Act, the Rules and Regulations, the Exchange Act or the rules and regulations thereunder, the Partnership will forthwith at its expense prepare and file with the Commission, and furnish to the Underwriters a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

(vi)                              During the period when a prospectus relating to any of the Units is required to be delivered under the Securities Act by any Underwriter or any dealer, the Partnership will furnish such proper information as may be lawfully required and otherwise cooperate with the Underwriters in qualifying the Units for offer and sale under the securities or “Blue Sky” laws of such jurisdictions as the Underwriters may reasonably designate and will file and make such statements or reports as are or may be reasonably necessary; provided, however, that the Partnership shall not be required to qualify as a foreign corporation, to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

(vii)                           In accordance with Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(viii)                        The Partnership will furnish or make available to its security holders annual reports containing financial statements audited by an independent registered public accounting firm and quarterly reports containing financial statements and financial information, which may be unaudited.  The Partnership will, for a period of two years from the latest Closing Date, furnish or make available to the Underwriters a copy of each annual report, quarterly report, current report and all other documents, reports and information furnished by the Partnership to holders of Units or filed with any securities exchange or market pursuant to the requirements of such exchange or market or with the Commission pursuant to the Securities Act or the Exchange Act.  The Partnership will deliver or make available to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Partnership’s financial statements.  Any report, document or other information required to be furnished or made available under this paragraph (viii) shall be furnished as soon as practicable after such report, document or information becomes publicly available.

(ix)                                The Partnership hereby agrees that it will not, for a period of 90 days after the date of the Prospectus, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exchangeable for Common Units or any other securities of the Partnership (other than a registration statement on Form S-8 in connection with employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof) or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided, however, that the Partnership may issue or register Common Units or any securities convertible into or exchangeable for Common Units pursuant to the Partnership’s 2008 Long-Term Incentive Plan.  The Partnership will cause each of the directors and executive officers of MarkWest Energy GP to furnish to the Underwriters, prior to the Initial Closing Date, a letter or letters, substantially in the form of Schedule III hereto.

(x)            The Partnership will apply the proceeds from the sale of the Units as set forth in the description under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus.

(xi)           The Partnership will promptly provide the Underwriters with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Units under the Securities Act.

(xii)          The Partnership will use its best efforts to obtain approval for, and maintain the listing of the Units on, the New York Stock Exchange.

(xiii)         The Partnership has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.  The Partnership represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.  The Partnership agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Partnership will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter specifically for inclusion therein.

(b)           The Underwriters severally covenant and agree with the MarkWest Parties that:

(i)            Each Underwriter represents and agrees that it has not made and, without the prior consent of the Partnership, it will not make, any offer relating to the Units that would constitute an Issuer Free Writing Prospectus.  Any such Issuer Free Writing Prospectus the use of which has been consented to by the Partnership is listed on Schedule II hereto or constitutes a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations.

(ii)           Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by the Underwriters without the prior consent of the Partnership; provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 5(b)(ii), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6.     Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the MarkWest Parties agree to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (a) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, including the filing fees payable to the Commission relating to the Units (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, (b) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (c) the cost of printing or producing any Blue Sky Memorandum and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 5(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum, (d)  all costs and expenses incident to listing the Units on the New York Stock Exchange or any other national securities exchanges or foreign stock exchanges, (e) the costs and charges of any transfer agent, registrar or depositary, (f) the costs and expenses of the Partnership relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Units, including without limitation expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the MarkWest Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show and (g) all other costs and expenses incident to the performance of the obligations of the MarkWest Parties hereunder for which provision is not otherwise made in this Section 6.  It is understood, however, that except as provided in this Section 6 or in Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Units by it and any advertising expenses connected with any offers it may make.

7.     Conditions to the Underwriters’ Obligations.  The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Closing Date, of the representations and warranties of the MarkWest Parties contained herein, to the performance by the MarkWest Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a)           All filings required by Rule 424 and Rule 430B of the Rules and Regulations shall have been made.  All material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act.  No stop order (i) suspending the effectiveness of the Registration Statement or (ii) suspending or preventing the use of the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Partnership or any Underwriter, threatened or contemplated by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

(b)           No Underwriter shall have advised the Partnership on or prior to the applicable Closing Date that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and, in the case of the Registration Statement, is required to be stated therein, or, in all other cases, is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           On the applicable Closing Date, the Underwriters shall have received the opinion of Vinson & Elkins L.L.P., counsel for the Partnership, addressed to the Underwriters and dated the applicable Closing Date, to the effect that:

(i)            The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration

Statement, the Pricing Disclosure Package and the Prospectus.  The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of the jurisdictions set forth on Schedule IV to this Agreement.

(ii)           Each of the Subsidiaries, other than (A) MarkWest McAlester, L.L.C., an Oklahoma limited liability company (“McAlester LLC”), MarkWest Michigan Pipeline Company, L.L.C., a Michigan limited liability company, Oklahoma LLC, Mason Pipeline Limited Liability Company, a Michigan limited liability company, Matrex, L.L.C., a Michigan limited liability company, and Wirth Gathering (collectively, the “Excluded Subsidiaries”) and (B) Bright Star, has been duly formed and is validly existing in good standing as a corporation or limited liability company under the DGCL, the Delaware LLC Act or the Texas LLC Act, as applicable, with all necessary corporate or limited liability company power, as applicable, and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Each such entity is duly registered or qualified as a foreign corporation or limited liability company, as applicable, for the transaction of business under the laws of the jurisdictions set forth on Schedule IV to this Agreement.

(iii)          MarkWest Energy GP is the sole general partner of the Partnership with all necessary limited liability company power and authority to act as the general partner of the Partnership.

(iv)          Bright Star has been duly formed and is validly existing in good standing as a general partnership under the laws of the State of Texas with all necessary partnership power and authority to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(v)           All outstanding Common Units and Class A Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(vi)          The Units to be issued and sold to the Underwriters by the Partnership pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(vii)         The issued and outstanding membership interests, general partner interests and capital stock, as applicable, of each Subsidiary (other than the Excluded Subsidiaries) (i) have been duly authorized and validly issued in accordance with its Constituent Documents, (ii) are fully paid (to the extent required under the Constituent Agreements) and (iii) are non-assessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act or Article 5.09 of the Texas LLC Act).

(viii)        The Partnership directly or indirectly owns the general partner interests, membership interests and capital stock, as applicable, in the Subsidiaries in all material respects as described in the Pricing Disclosure Package and the Prospectus, free and clear of all Liens (except Liens created by or arising under the Credit Agreement, the DGCL or the Delaware LLC Act) (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership or MarkWest Energy GP as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation.

(ix)           Except as described in the Pricing Disclosure Package and the Constituent Documents of the MarkWest Entities, as applicable, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restrictions upon the voting or transfer of, any shares of capital stock of or partnership or membership interest in the Partnership, MarkWest Energy GP or any of the Significant Subsidiaries, in each case pursuant to the Constituent Documents, as applicable, or, to the knowledge of such counsel, any other agreement or instrument listed as an exhibit to the Registration Statement to which such entities are a party or by which any of them may be bound.  To the knowledge of such counsel and except as described in the Partnership Agreement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, other than as have been waived or deemed waived.  To such counsel’s knowledge, except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any partnership or membership interests in the Partnership, the Operating Company or any of the Significant Subsidiaries.

(x)            Each of the Constituent Documents, as applicable, to which any of the MarkWest Entities (other than Bright Star, Centrahoma Processing LLC, a Delaware limited liability company, MarkWest Liberty Midstream & Resources, L.L.C., a Delaware limited liability company, MarkWest Pioneer, L.L.C., a Delaware limited liability company, and Wirth Gathering) is a party has been duly authorized and validly executed and delivered by such entity that is a party thereto and, assuming due authorization, execution and delivery by each entity to such agreement other than such parties, each of the Constituent Documents (other than any Constituent Document governed by law other than Texas or Delaware law), as applicable, constitutes a valid and legally binding agreement of the MarkWest Entities that are parties thereto, enforceable against such entity in accordance with its respective terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to the fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(xi)           The Partnership has all requisite power and authority to issue, sell and deliver the Units to be sold by it hereunder, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(xii)          This Agreement has been duly authorized and validly executed and delivered by each of the MarkWest Parties.

(xiii)         The offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, and the consummation by the MarkWest Parties of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of its property or assets pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Partnership’s annual report on Form 10-K for the year ended December 31, 2010, the Partnership’s quarterly report on Form 10-Q for the quarter ended March 31, 2011 or any applicable current report on Form 8-K filed with the Commission after January 1, 2011, (B) result in any violation of the provisions of any Constituent Documents of the MarkWest Entities, as applicable, or (C) result in the violation of the DGCL, the Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act, the Texas LLC Act, the Texas Business Organizations Code (“TBOC”), other Texas law or federal law (provided that such counsel need not express any opinion with respect to compliance with any state securities or federal or state antifraud law) or, to such counsel’s knowledge, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority known to such counsel, except, in the case of clauses (A) and (C) above, for any such conflict, breach or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(xiv)        The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Description of Common Units,” “Cash Distribution Policy,” and “The Partnership Agreement” insofar as they purport to constitute summaries of the terms of the Common Units (including the Units) are accurate summaries of the terms thereof in all material respects.

(xv)         The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Cash Distribution Policy,” “Partnership Agreement,” and “Investment in MarkWest Energy Partners by Employee Benefit Plans” insofar as they purport to constitute summaries of the terms of federal or Texas statutes, rules or regulations or the Delaware LP Act or the Delaware LLC Act, any legal and governmental proceedings or any contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.  The description of the federal statutes, rules and regulations set forth in the Partnership’s annual report on Form 10-K for the year ended December 31, 2010 under “Business—Regulatory Matters” and “Business—Environmental Matters” constitute accurate summaries of the terms of such statutes, rules and regulations in all material respects.

(xvi)        No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) under the DGCL, Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act, the Texas LLC Act, the TBOC or other Texas law or federal law is required for the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties or the consummation by the MarkWest Parties of the transactions contemplated by this Agreement, except for such consents required under the Securities Act, the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need not express any opinion.

(xvii)       The Common Units and Class A Units conform in all material respects to the descriptions thereof in the most recent Preliminary Prospectus and the Prospectus.

(xviii)      The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to it.

(xix)         The Registration Statement became effective under the Securities Act on January 13, 2010; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by such Rule.

(xx)          The Registration Statement and the Prospectus (including documents incorporated by reference into the Prospectus and the Registration Statement), when filed with the Commission and on the applicable Closing Date, were, on their face, appropriately responsive, in all material respects, to the requirements of the Securities Act, except that in each case such counsel need express no opinion with respect to the financial statements or other financial data or statistical information derived from financial information contained in or omitted from the Registration Statement or the Prospectus.

(xxi)         To the knowledge of such counsel, (A) there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending, threatened or contemplated to which any of the MarkWest Entities is or may be a party or to which any property of any of the MarkWest Entities is or may be subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not described as required by the Securities Act and (B) there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

(xxii)        None of the MarkWest Entities organized in Delaware or Texas is, nor after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Pricing Disclosure Package will any of such entities be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the MarkWest Entities, the independent public accountants of the Partnership, the Underwriters and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in paragraphs (xiv), (xv) and (xvii) of the foregoing opinion), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A)          the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B)           the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C)           the Prospectus, as of its date and on the applicable Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (i) the financial statements and related schedules, including the notes thereto and independent registered public accountants’ reports thereon, included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (ii) any other financial information or statistical information derived from financial information included or incorporated by reference in or omitted from the Registration Statement, the Pricing Disclosure Package or the Prospectus and (iii) representations and warranties and other statements of fact included in the exhibits to the Registration Statement or any documents incorporated by reference.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon representations of the MarkWest Parties set forth in this Agreement and upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the DGCL, the Delaware LP Act, the Delaware LLC Act, the Texas Revised Partnership Act, the Texas LLC Act, the TBOC and other Texas law, (D) with respect to the opinions expressed in paragraphs (i) through (iv) above as to the due qualification or registration as a foreign corporation, limited partnership or limited liability company, as the case may be, of each of the MarkWest Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on Schedule IV hereto (each of which shall be dated as of a date not more than fourteen days prior to the applicable Closing Date and shall be provided to the Underwriters or their counsel), and (E) state that they express no opinion with respect to state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the other MarkWest Parties may be subject.

(d)           On the applicable Closing Date, the Underwriters shall have received the opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., opining as to the law of Oklahoma, addressed to the Underwriters and dated the applicable Closing Date, to the effect that:

(i)            McAlester LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the applicable Closing Date and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  McAlester LLC is not qualified or registered as a foreign limited liability company in any jurisdiction.

(ii)           Oklahoma LLC has been duly formed and is validly existing in good standing as a limited liability company under the Oklahoma LLC Act with all necessary limited liability company power and authority to own or lease its properties owned or leased at the applicable Closing Date and to conduct its business in all material respects as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.  Oklahoma LLC is duly qualified or registered as a foreign limited liability company for the transaction of business under the laws of the State of Texas and no other jurisdiction.

(iii)          The membership interests of Oklahoma LLC are represented by units.  The membership units of Oklahoma LLC are not evidenced by separate certificates, but by its limited liability company agreement and the books and records of Oklahoma LLC required to be maintained by the Oklahoma LLC Act and the limited liability company agreement of Oklahoma LLC.  The Operating Company directly owns of record 100% of the issued and outstanding membership interests in Oklahoma LLC; the membership interests of Oklahoma LLC have been duly authorized and validly issued in accordance with its limited liability company agreement and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as nonassessablity may be affected by §2030 and §2031 of the Oklahoma LLC Act); and the Operating Company owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming the Operating Company as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(iv)          The membership interests of McAlester LLC are represented by units.  The McAlester LLC membership units are evidenced by separate certificates. Oklahoma LLC directly owns of record 100% of the issued and outstanding membership interests in McAlester LLC;  the membership interests of McAlester LLC have been duly authorized and validly issued in accordance with the limited liability company agreement of McAlester LLC and are fully paid (to the extent required under such limited liability company agreement) and nonassessable (except as nonassessablity may be affected by §2030 and §2031 of the Oklahoma LLC Act); and Oklahoma LLC owns such membership interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma, or the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(v)           Oklahoma LLC directly owns certain of the membership interests in Centrahoma LLC free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Oklahoma naming Oklahoma LLC as debtor is on file in the office of the County Clerk of Oklahoma County, Oklahoma or in the office of the Secretary of State of the State of Oklahoma or (B) otherwise known to such counsel, without independent investigation, other than those (X) mentioned in the Registration Statement, the Pricing Disclosure Package or the Prospectus, (Y) created by or arising under the Oklahoma LLC Act or (Z) arising under or identified in the Credit Agreement.

(vi)          Except as described in the Pricing Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of any membership interests in Oklahoma LLC or McAlester LLC, pursuant to the limited liability company agreement of Oklahoma LLC or McAlester LLC, as applicable (except for the restrictions as to the transfer of membership interests of Oklahoma LLC or McAlester LLC as set forth in the limited liability company agreements of Oklahoma LLC or McAlester LLC, as applicable), or any other agreement or instrument listed as an exhibit to the Registration Statement to which Oklahoma LLC or McAlester LLC is expressly by name identified thereon as a party.  To the knowledge of such counsel, except as described in the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any membership interests in Oklahoma LLC or McAlester LLC.

(vii)         None of the offering, issuance and sale by the Partnership of the Units to be sold by it hereunder, the execution, delivery and performance of this Agreement by the MarkWest Parties, and the consummation by the MarkWest Parties of the transactions contemplated hereby (A) constitutes or will constitute a violation of the limited liability company agreement of Oklahoma LLC or McAlester LLC, (B) violates or will violate Oklahoma law or (C) results or will result in the creation or imposition of any Lien upon the property or assets of Oklahoma LLC or McAlester LLC, which violations or Liens, in the case of clauses (B) or (C) would have, individually or in the aggregate, a Material Adverse Effect on the MarkWest Entities, taken as a whole.

In rendering such opinions, such counsel shall state that it (A) relied in respect of matters of fact upon certificates of officers and employees of the MarkWest Entities and upon information obtained from public officials including, without limitation, certificates of foreign qualification for each of the MarkWest Entities provided by the Secretary of State of Texas dated as of a recent date with respect to the opinion in paragraphs (i) above and (ii) assumed that all documents submitted to such counsel as originals are authentic, and all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine.

The opinions expressed by such counsel may be limited to the laws of the State of Oklahoma, excepting therefrom municipal and local ordinances and regulations.  Such counsel need not express an opinion with respect to (i) title to any of the real or personal property, (ii) the accuracy of descriptions or references to real or personal property, (iii) permits to own or operate any real or personal property or (iv) with respect to state or local taxes or tax statutes including, without limitation, those to which any of the limited partners of the MarkWest Parties may be subject.

In rendering such opinion, such counsel shall state that each of the MarkWest Parties, Vinson & Elkins L.L.P. and Latham & Watkins LLP are hereby authorized to rely upon such opinion letter as if such opinion letter were addressed and delivered to each of them.

(e)           The Underwriters shall have received on the applicable Closing Date, from Latham & Watkins LLP, counsel to the Underwriters, such opinion or opinions, dated the applicable Closing Date with respect to such matters as the Underwriters may reasonably require; and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 7 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

(f)            At the time of the execution of this Agreement, the Underwriters shall have received from Deloitte & Touche LLP, independent registered public accountants, a letter or letters dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.

(g)           On each applicable Closing Date, the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of such Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to paragraph (f) of this Section 7, except that the date referred to in the proviso in Section 7(f) hereof shall be a date not more than three business days prior to such Closing Date.

(h)           Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) none of the MarkWest Entities shall have sustained since the date of the latest financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which such information is given in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus (or any amendment or supplement thereto), none of the MarkWest Entities shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the issued and outstanding equity interests or short-term or long-term debt of the MarkWest Entities or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Partnership or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered on such Closing Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(i)            The Underwriters shall have received on the applicable Closing Date a certificate of the Partnership, signed on behalf of the Partnership by the Chief Executive Officer and the Chief Financial Officer of MarkWest Energy GP, dated the applicable Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Units, and this Agreement and that:

(i)            the representations and warranties of the MarkWest Parties in this Agreement are true and correct on and as of the applicable Closing Date with the same effect as if made on such Closing Date, and the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the MarkWest Parties’ knowledge, threatened;

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus; and

(iv)          in their opinion, (1) the Registration Statement, as of the most recent Effective Date, (2) the Prospectus, as of the date of the Prospectus and as of the applicable Closing Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(j)            The MarkWest Parties shall not have failed, refused, or been unable, at or prior to the applicable Closing Date to have performed any agreement on their part to be performed or any of the conditions herein contained and required to be performed or satisfied by them at or prior to such Closing Date.

(k)           The Partnership shall have furnished to the Underwriters at the applicable Closing Date such further information, opinions, certificates, letters and documents as the Underwriters may have reasonably requested.

(l)            The New York Stock Exchange shall have approved the Units for listing, subject only to official notice of issuance.

(m)          There shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 3(a)(2) under the Exchange Act.

(n)           The Underwriters shall have received duly and validly executed letter agreements referred to in Section 5(a)(ix) hereof.

All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and to Latham & Watkins LLP, counsel for the Underwriters.  The Partnership will furnish the Underwriters with such signed and conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

If any of the conditions specified above in this Section 7 shall not have been satisfied at or prior to the applicable Closing Date or waived by the Underwriters in writing, this Agreement may be terminated by the Underwriters on notice to the Partnership.

8.     Indemnification and Contribution.

(a)           The MarkWest Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act and each selling agent of any Underwriter who has, or who is alleged to have, participated in the distribution of Units as an underwriter from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus as defined in Rule 433(h) under the Securities Act, any information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership by or on behalf of any Underwriter expressly for use therein.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the MarkWest Parties and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the MarkWest Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the MarkWest Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership by or on behalf of any Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto. Each of the MarkWest Parties acknowledges that the statements set forth (i) on the cover page regarding delivery of the Units and (ii) under the heading “Underwriting,” (A) the sentences related to concessions and (B) the paragraph related to stabilization, in each case contained in any Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (A) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act , who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act or who are selling agents of any Underwriter and (B) the fees and expenses of more than one separate firm (in addition to any local counsel) for the MarkWest Parties, their directors, their officers who sign the Registration Statement and each person, if any, who controls the MarkWest Parties within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons, affiliates and selling agents of any Underwriter, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the MarkWest Parties, and such directors, officers and control persons of the MarkWest Parties, such firm shall be designated in writing by the Partnership. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)           To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the MarkWest Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the MarkWest Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the MarkWest Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the MarkWest Parties and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Units.  The relative fault of the MarkWest Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the MarkWest Parties or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’

respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.

(e)           The MarkWest Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)            The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the MarkWest Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter, any affiliate of any Underwriter or any selling agent of any Underwriter, or by or on behalf of the MarkWest Parties, each of their officers or directors or any person controlling the MarkWest Parties and (iii) acceptance of and payment for any of the Units.

9.     Termination.   The Underwriters may terminate this Agreement by notice given by the Underwriters to the Partnership, if after the execution and delivery of this Agreement and prior to the applicable Closing Date (i) trading generally shall have been suspended or materially limited on, or by, the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market other than resulting from an event described in clause (i) above, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Underwriters’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Underwriters’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Pricing Disclosure Package or the Prospectus.

10.   Reimbursement of Underwriter’s Expenses.  If this Agreement shall be terminated by the Underwriters (other than as a result of the events described in clauses (i), (iii), (iv) or (v) of Section 9 or Section 11), or any of them, because of any failure or refusal on the part of the MarkWest Parties to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the MarkWest Parties shall be unable to perform their respective obligations under this Agreement, the MarkWest Parties will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out of pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11.   Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Units that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to the Underwriters and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the MarkWest Parties, except that the MarkWest Parties will continue to be liable for the payment of expenses to the extent set forth in Sections 7 and 10.  In any such case, the Underwriters or the MarkWest Parties shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Disclosure Package, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 11, purchases Units that a defaulting Underwriter agreed but failed to purchase.

12.   Research Analyst Independence.  The MarkWest Parties acknowledge that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of their investment banking divisions.  The MarkWest Parties hereby waive and release, to the fullest extent permitted by law, any claims that the MarkWest Parties may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the MarkWest Parties by such Underwriter’s investment banking divisions.  The MarkWest Parties acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.   No Fiduciary Duty.  The MarkWest Parties acknowledge and agree that in connection with this offering, sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters:  (i) no fiduciary or agency relationship between the MarkWest Parties and any other person, on the one hand, and the Underwriter, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the MarkWest Parties, including, without limitation, with respect to the determination of the public offering price of the Units, and such relationship between the MarkWest Parties, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the MarkWest Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the MarkWest Parties.  The MarkWest Parties hereby waive any claims that they may have against any Underwriter with respect to any breach of fiduciary duty in connection with this offering.

14.   Notices, Etc.   All communications hereunder shall be in writing and effective only upon receipt and shall be delivered, mailed or sent to the addresses set forth as follows:

To the Underwriters:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated
One Bryant Park
New York, NY 10036
Facsimile: (646) 855-3073
Attention: Syndicate Department

With a copy to:

Facsimile: (212) 230-8730
Attention: ECM Legal

And

Citigroup Global Markets Inc. General Counsel
Facsimile: (212) 816-7912

And confirmed to:

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013
Attention: General Counsel

And

Wells Fargo Securities, LLC
375 Park Avenue
New York, New York 10152
Attention: Equity Syndicate Department
Facsimile: (212) 214-5918

And

RBC Capital Markets, LLC
Three World Financial Center, 200 Vesey Street
8th Floor
New York, NY 10281-8098
Facsimile: (212) 428-6260
Attention: Joe Morea

To the Partnership:	MarkWest Energy Partners, L.P.
1515 Arapahoe Street, Tower 1
Suite 1600
Denver, Colorado 80202-2126
Facsimile: (303) 925-3908
Attention: Nancy K. Buese

With a copy to:

Facsimile: (303) 925-3908
Attention: Cory Bromley

15.         Persons Entitled to Benefit of Agreement.   This Agreement shall inure to the benefit of and be binding upon the Underwriters, the MarkWest Parties and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the MarkWest Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Underwriter within the meaning of Rule 405 of the Securities Act who has, or who is alleged to have, participated in the distribution of Units as an underwriter and (B) the representations, warranties, indemnities and agreements of the Underwriters contained in Section 5(b) and Section 8(b) of this Agreement shall be deemed to be for the benefit the respective directors, managers and officers of the MarkWest Parties, the officers of the Partnership who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

16.         Survival.   The respective indemnities, representations, warranties and agreements of the MarkWest Parties and the Underwriter contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

17.         Definition of the Terms “Business Day” and “Subsidiary”.   For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations.

18.         Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19.         Counterparts.   This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20.         Headings.   The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement between the MarkWest Parties, on the one hand, and the Underwriters, on the other hand, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

MARKWEST ENERGY PARTNERS, L.P.

By: MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President, Chief Financial Officer

MARKWEST ENERGY OPERATING COMPANY, L.L.C.

By: MarkWest Energy Partners, L.P.,
its Managing Member

By: MarkWest Energy GP, L.L.C.,
its General Partner

By:	/s/ NANCY K. BUESE
Nancy K. Buese
Senior Vice President, Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ SCOTT WARRENDER
Name:	Scott Warrender
Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ IAN PATEL
Name:	Ian Patel
Title:	Vice President

Wells Fargo Securities, LLC

By:	/s/ DAVID HERMAN
Name:	David Herman
Title:	Director

RBC Capital Markets, LLC

By:	/s/ LANCE TUPPER
Name:	Lance Tupper
Title:	Managing Director

Signature Page to Underwriting Agreement

SCHEDULE I

MarkWest Energy Partners, L.P.

Underwriter	Number of Firm Units to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,050,000
Citigroup Global Markets Inc.	875,000
Wells Fargo Securities, LLC	875,000
RBC Capital Markets, LLC	700,000
Total	3,500,000

SCHEDULE II

Free Writing Prospectuses:

None

Additional Information:

Number of Units:	3,500,000 Firm Units or, if the Underwriters exercise in full their option to purchase 525,000 Additional Units pursuant to Section 2 hereof, 4,025,000 Units.

Public Offering Price:	$48.00 per Unit.

SCHEDULE III

LOCK-UP LETTER AGREEMENT

July 8, 2011

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Wells Fargo Securities, LLC

RBC Capital Markets, LLC

Ladies and Gentlemen:

The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Representative”), Citigroup Global Markets Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units representing limited partner interests (the “Common Units”) in MarkWest Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer such Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representative, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership (other than a registration statement on Form S-8 in connection with employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof) or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date

SCHEDULE III-1

hereof and ending on the 90th day after the date of the Prospectus relating to the Offering; provided, that the foregoing shall not apply to (A) the sale of Common Units to satisfy tax withholding obligations in conjunction with the issuance or vesting of equity incentive awards under the Partnership’s employee benefits plans, (B) the sale of Common Units pursuant to a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Securities Act”), in existence on the date hereof or (C) the entry into a trading plan under Rule 10b5-1 of the Securities Act, provided that such trading plan does not provide for sales or other dispositions of any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units for a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus relating to the Offering and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Partnership until after the expiration of such 90-day period.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Underwriters that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units to be included in the Offering, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will  proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions.  Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[Signature Page Follows]

SCHEDULE III-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof.  Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

SCHEDULE III-3

SCHEDULE IV

FOREIGN QUALIFICATIONS

MarkWest Energy Partners, L.P.

Colorado

Kentucky

Michigan

West Virginia

Bright Star Partnership

None

Centrahoma Processing LLC

Oklahoma

MarkWest Blackhawk, L.L.C.

None

MarkWest Energy Appalachia, LLC

Colorado

Kentucky

West Virginia

MarkWest Energy East Texas Gas Company, L.L.C.

None

MarkWest Energy G.P., L.L.C.

Colorado

Michigan

West Virginia

MarkWest Energy Operating Company, L.L.C.

Colorado

Michigan

West Virginia

MarkWest Gas Marketing, L.L.C.

None

MarkWest Gas Services, L.L.C

None

MarkWest Hydrocarbon, Inc.

Alabama

Colorado

SCHEDULE IV-3

Georgia

Indiana

Kentucky

Michigan

Mississippi

Ohio

Pennsylvania

South Carolina

Tennessee

Texas

Virginia

West Virginia

MarkWest Javelina Company, L.L.C.

None

MarkWest Javelina Pipeline Company, L.L.C.

None

MarkWest Liberty Gas Gathering, L.L.C.

Pennsylvania

MarkWest Liberty Midstream & Resources, L.L.C.

Colorado

Ohio

Pennsylvania

West Virginia

MarkWest Marketing, L.L.C.

Oklahoma

MarkWest McAlester, L.L.C

None

MarkWest Michigan Pipeline Company, L.L.C.

None

MarkWest New Mexico, L.L.C

None

MarkWest Pinnacle, L.L.C

Louisiana

Mississippi

New Mexico

SCHEDULE IV-4

MarkWest Pioneer, L.L.C.

Oklahoma

MarkWest Pipeline Company, L.L.C.

None

MarkWest PNG Utility, L.L.C.

None

MarkWest Power Tex, L.L.C.

None

MarkWest Ranger Pipeline Company, L.L.C.

Kentucky

West Virginia

MarkWest Texas PNG Utility, L.L.C.

None

MarkWest Oklahoma Gas Company, L.L.C.

Texas

Mason Pipeline Limited Liability Company

None

Matrex, L.L.C.

None

West Shore Processing Company, L.L.C.

Colorado

Wirth Gathering, a General Partnership

None

SCHEDULE IV-5